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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use of our report dated May 16, 1996, except for Note 1-- Description of Business, as to which the date is September 9, 1996, with respect to Film Roman, Inc. (a Delaware corporation) in the Registration Statement (Form S-1 No. 333-03987) and related Prospectus of Film Roman, Inc. for the registration of 3,300,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Los Angeles, California

September 9, 1996